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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of report (Date of earliest event reported):  August 18, 1997



                       ARABIAN SHIELD DEVELOPMENT COMPANY
             (Exact Name of Registrant as Specified in its Charter)




                 Delaware                               0-6247                                75-1256622
       (State or Other Jurisdiction                   (Commission                            (IRS Employer
             of Incorporation)                        File Number)                        Identification No.)





              10830 North Central Expressway, Suite 175
                            Dallas, Texas                                                       75231
               (Address of Principal Executive Offices)                                       (Zip Code)





              Registrant's telephone number, including area code:
                                 (214) 692-7872
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Item 5.  Other Events.

On August 18, 1997, the Executive Director of the Texas Natural Resource Conservation Commission ("TNRCC") filed a preliminary report and petition with the TNRCC recommending that the TNRCC enter an enforcement order assessing administrative penalties against and requiring certain actions of South Hampton Refining Company ("South Hampton"), an indirect wholly owned subsidiary of Arabian Shield Development Company (the "Company"). The TNRCC alleges that South Hampton has violated various TNRCC rules, TNRCC permits issued to South Hampton, a TNRCC order issued to South Hampton, the Texas Water Code, the Texas Clean Air Act and the Texas Solid Waste Disposal Act. The violations generally relate to the management of volatile organic compounds in a manner that allegedly violates the TNRCC's air quality rules and the storage, processing and disposal of hazardous waste in a manner that allegedly violates the TNRCC's industrial and hazardous waste rules. The Executive Director of the TNRCC recommends that the TNRCC enter an order assessing administrative penalties against South Hampton in the amount of $709,408, and recommends that the TNRCC order South Hampton to undertake such actions as are necessary to bring its operations at its refinery and its bulk terminal into compliance with Texas Water Code, the Texas Health and Safety Code, TNRCC rules, permits and orders. South Hampton intends to vigorously defend against this proceeding.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        ARABIAN SHIELD DEVELOPMENT COMPANY


Date:  October 30, 1997
                                        By:/s/ DREW WILSON, JR.
                                           ----------------------------
                                           Drew Wilson, Jr.
                                           Secretary and Treasurer





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